As filed with the United States Securities and Exchange Commission on August 28, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
Registration Statement
Under
The Securities Act of 1933
AVAYA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	26-1119726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4655 Great America Parkway
Santa Clara, California 95054
(908) 953-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shefali Shah
Executive Vice President, Chief Administrative Officer and General Counsel
4655 Great America Parkway
Santa Clara, California 95054
(908) 953-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Brett Nadritch Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5301
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee (3)(4)
	Common stock, par value $0.01 per share	22,123,022	$15.71	$347,552,675.62	$45,112.34

(1)	All the shares of common stock being registered hereby are offered for the account of the Selling Stockholder (as defined herein). The 22,123,022 shares of common stock registered hereunder are issuable upon the conversion of 125,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) that were acquired by the Selling Stockholder in a private transaction. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.
(2)	The proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the Selling Stockholder of such common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low per share sale price of the registrant’s shares of common stock on August 26, 2020 of $15.71, as reported on the New York Stock Exchange (“NYSE”). A filing fee of $38,120.07 was previously paid in connection with the registrant’s August 10, 2020 filing of a registration statement on Form S-3 (File No. 333-243748), which filing was subsequently withdrawn on August 28, 2020. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $45,112.34 currently due pursuant to this registration statement.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act, as amended.

PROSPECTUS

22,123,022 Shares of Common Stock
This prospectus relates to an offer and sale of up to 22,123,022 shares of common stock, par value $0.01 per share (“common stock”), of Avaya Holdings Corp., by the Selling Stockholder (as defined herein), all of which are issuable upon the conversion of 125,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) that were acquired by the Selling Stockholder in a private transaction as more fully described under “Selling Stockholder”. The Selling Stockholder may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. We will not receive any proceeds from the sale of common stock by the Selling Stockholder covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of common stock.
This prospectus provides you with a general description of the securities that the Selling Stockholder may offer. To the extent required by applicable law or regulation, each time securities are offered, the Selling Stockholder is required to provide this prospectus and, if required, a prospectus supplement. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by our Selling Stockholder. A prospectus supplement may also add, update or change information contained in this prospectus.
The Selling Stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any offering will be included in a supplement to this prospectus. Any such prospectus supplement will also describe the specific manner in which the Selling Stockholder will offer the common stock registered hereunder.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our securities.
Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “AVYA.” The last reported sales price of our common stock on the NYSE on August 27, 2020 was $15.10 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 28, 2020

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell up to 22,123,022 shares of our common stock that we may issue from time-to-time to the Selling Stockholder upon conversion of the 125,000 shares of Series A Preferred Stock that we issued to the Selling Stockholder in a private transaction as more fully described under “Selling Stockholder.”
This prospectus generally describes Avaya Holdings Corp. and provides you with a general description of the securities the Selling Stockholder may offer. To the extent required by applicable law, each time the Selling Stockholder sells common stock under this prospectus, the Selling Stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference” before buying any of the securities being offered. The Selling Stockholder will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements express management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to:
• executing our strategic operating plan, including our strategic partnership with Ring Central, Inc., the Selling Stockholder, and integrating acquired businesses;
• completing acquisitions and/or strategic alliances, including those needed to increase our share of the cloud communications industry;
• industry consolidation and competition from providers of unified communications and contact center solutions and services, including cloud-based solutions;
• market opportunities may not develop for our solutions and services in ways that we anticipate;
• our solutions and services may fail to keep pace with rapidly changing technology, evolving industry standards and customer preferences;
• disruptions to our third-party contract manufacturers, component suppliers and partners (some of which are sole source and limited source suppliers) and warehousing and distribution logistics providers;
• changes in U.S. trade policy, including the imposition of tariffs;
• changes to the status of applicable trade treaties;
• disruptions to our business due to catastrophic disasters or events, such as the novel coronavirus global pandemic;
• compliance with U.S. and foreign government laws and regulations, including environmental, health, safety and data privacy laws and regulations and economic sanctions;
• our revenues and operating results have historically fluctuated and may not be a reliable indicator of our future performance;
• fluctuations in foreign currency exchange rates and interest rates, as well as changes to the Company’s tax rates;
• violations of the Foreign Corrupt Practices Act;
• security breaches of our information systems, products or services or of the information systems of our third-party providers;
• protection of our proprietary rights to our intellectual property;
• litigation and infringement claims;
• operational, logistical, economic and/or political challenges in a specific country or region, which could negatively affect our revenue, costs, expenses and financial condition or those of our channel partners and distributors;
• compliance with certain telecommunications or other rules and regulations, which could subject us to enforcement actions, fines, loss of licenses and possibly restrictions on our ability to operate or offer certain of our services;
• goodwill impairment;
• the existence of a material weakness in our internal controls over financial reporting and our ability to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;
• the attraction and retention of qualified personnel by the Company;
• our ability to raise additional capital to fund our operations;
• restrictions included in our financing agreements;
• ratings downgrades;
• the price of our common stock may be volatile and fluctuate substantially; and
• the possibility that RingCentral exercises its consent rights over charter amendments and issuances of senior equity, or the possibility that it exercises its right to designate a member of our Board of Directors.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “Avaya,” “we,” “us,” or “our” are to Avaya Holdings Corp. and its subsidiaries. References to the “Selling Stockholder” are to RingCentral, Inc.

Overview

Avaya is a global leader in digital communications products, solutions and services for businesses of all sizes. We enable organizations around the globe to succeed by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration in the cloud, on-premises or a hybrid of both. Our global, experienced team of professionals delivers award-winning services from initial planning and design, to seamless implementation and integration, to ongoing managed operations, optimization, training and support.

Corporate Information

Our principal executive offices are located at 4655 Great America Parkway, Santa Clara, California 95054, and our telephone number is (908) 953-6000. Additional information about us is available on our website at www.avaya.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website at www.sec.gov, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

The Offering

We are registering the resale of 22,123,022 shares of common stock issued pursuant to the Investor Rights Agreement (as defined below).

Common stock registered for sale by the Selling Stockholder	22,123,022 shares
Selling Stockholder	RingCentral, Inc., a Delaware corporation
Use of Proceeds	We will not receive any proceeds from the sale by the Selling Stockholder of the common stock covered by this prospectus.
Terms of the Offering	The Selling Stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in the section entitled “Plan of Distribution.”
Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 3 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
New York Stock Exchange Symbol	AVYA

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. For more information on our SEC filings, please see the sections entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” Please also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
This prospectus relates to the offer and sale from time to time of up to 22,123,022 shares of common stock for the account of the Selling Stockholder referred to in this prospectus. We will not receive any proceeds from any sale of shares of common stock by the Selling Stockholder. We will pay all expenses of the registration of the common stock, however, the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by RingCentral, Inc., who we refer to in this prospectus as the “Selling Stockholder” or “RingCentral,” of up to 22,123,022 shares of our common stock, as identified in the table below.

The RingCentral Issuance

On October 3, 2019, the Company entered into a strategic partnership with RingCentral. In connection with the strategic partnership, the Company and RingCentral entered into an investment agreement (the “Investment Agreement”).

The Investment Agreement provided for the sale by the Company to RingCentral, in a private placement under the Securities Act, 125,000 shares of Series A Preferred Stock, for an aggregate purchase price of $125 million. The shares of Series A Preferred Stock issued to RingCentral pursuant to the Investment Agreement are convertible into shares of our common stock, at an initial conversion price of $16.00 per share. On October 31, 2019, in connection with the closing of the transaction, the Company entered into an investor rights agreement with the Selling Stockholder, which requires the Company to file a registration statement covering the resale of the common stock issuable upon conversion of the Series A Preferred Stock.
The following table sets forth information with respect to the maximum number of shares of our common stock that may be offered from time to time by the Selling Stockholder under this prospectus, which includes shares issuable in connection with the accretion of dividends-in-kind on the Series A Preferred Stock and assumes that all such dividends will be paid in kind instead of in cash. The Selling Stockholder identified in this registration statement may currently hold or acquire at any time common stock in addition to the shares registered hereby. In addition, the Selling Stockholder identified below may sell, transfer, assign or otherwise dispose of some or all of their common stock pursuant to the safe harbor provided by Rule 144 under the Securities Act or in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the Selling Stockholder upon termination of this offering. Information concerning the Selling Stockholder may change from time to time and, if necessary, we will supplement this prospectus accordingly.
The Selling Stockholder is not a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We have prepared the table and the related notes based on information supplied to us by the Selling Stockholder on or prior to June 30, 2020. We have not sought to verify such information. Other information about the Selling Stockholder may change over time.

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
RingCentral, Inc. (4)	7,969,889	8.8%	22,123,022	--	*

*	Less than 1%.
(1)	Represents the number of shares being registered on behalf of the Selling Stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such Selling Stockholder.
(2)	Assumes that the Selling Stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this prospectus.
(3)	Assumes that the Selling Stockholder converted its shares of Series A Preferred Stock into common stock on, and based on 82,864,260 shares of our common stock outstanding as of, June 30, 2020.
(4)
Represents shares of common stock issuable upon conversion of the 125,000 shares of Series A Preferred Stock held by the Selling Stockholder. The Selling Stockholder’s address is 20 Davis Drive, Belmont, CA 94002.

PLAN OF DISTRIBUTION
We are registering the common stock held by the Selling Stockholder to permit the Selling Stockholder to resell these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the common stock covered by this prospectus. The Selling Stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. These sales may be effected in one or more transactions including:

*	on any national securities exchange, or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;
*	in the over-the-counter market;
*	in transactions other than on these exchanges or systems or in the over-the-counter market;
*	through the writing or settlement of options or other hedging transactions, whether such options or such other derivative securities are listed on an options exchange or otherwise;
*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
*	an exchange distribution in accordance with the rules of the applicable exchange;
*	public or privately negotiated transactions;
*	through the settlement of short sales;
*	transactions in which broker-dealers agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
*	a combination of any such methods of sale; or
*	any other method permitted pursuant to applicable law.
If the Selling Stockholder effects such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell common stock short and deliver common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The Selling Stockholder may also loan or pledge common stock to broker-dealers in connection with bona fide margin accounts secured by the common stock, which shares broker-dealers could in turn sell if such Selling Stockholder defaults in the performance of its secured obligations.

The Selling Stockholder may pledge or grant a security interest in some or all of common stock beneficially owned by it and, if the Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The Selling Stockholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. If necessary, we will file an amendment or supplement to this prospectus, to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus on a list of selling stockholders.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholder and any other persons participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholder and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock, however, the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act, in accordance with the Investor Rights Agreement, or the Selling Stockholder will be entitled to contribution in accordance with the terms of such agreement. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Investor Rights Agreement or, we may be entitled to contribution in accordance with the terms of such agreement.

Once sold under the registration statement of which this prospectus forms a part, the common stock held by the Selling Stockholder will be freely tradable by the purchasers of such securities, other than our affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplements.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Milbank LLP, New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements of Avaya Holdings Corp. and its subsidiaries (Predecessor) for the period from October 1, 2017 through December 15, 2017, and for the year ended September 30, 2017 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s petition on January 19, 2017 with the United States Bankruptcy Court for the Southern District of New York for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. as described in Note 1 to the financial statements ) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Avaya Holdings Corp. and its subsidiaries (Successor) as of September 30, 2019 and 2018 and for the year ended September 30, 2019 and the period from December 16, 2017 through September 30, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of September 30, 2019 incorporated in this
Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s petition on January 19, 2017 with the United States Bankruptcy Court for the Southern District of New York for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. as described in Note 1 to the financial statements ) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is
http://www.sec.gov as well as on the Company’s website, the address of which is https://www.avaya.com.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our annual report on Form 10-K for the fiscal year ended September 30, 2019, which contains audited financial statements of the Company for the fiscal year ended September 30, 2019, filed with the SEC on November 29, 2020 and the amendment thereto on Form 10-K/A filed with the SEC on March 6, 2020;

•	Our quarterly reports on Form 10-Q for the periods ended December 31, 2019, March 31, 2020 and June 30, 2020 filed with the SEC on February 10, 2020, May 11, 2020 and August 10, 2020, respectively;

•
Our current reports on Form 8-K, filed with the SEC on January 6, 2020 and March 4, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	Our definitive proxy statement on Schedule 14A filed on January 17, 2020; and

•	Our Form 10 on Schedule 10-12B filed on November 13, 2017 and the amendments thereto filed on December 15, 2017, December 22, 2017 and January 10, 2018.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated.
To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on Avaya’s website as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations Department, Avaya Holdings Corp., 4655 Great America Parkway Santa Clara, California 95054 or to investors@avaya.com, or an oral request by calling the Company’s Investor Relations Department at (908) 953-7504.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Common Stock
PROSPECTUS
August 28, 2020

Part II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts set forth below are estimates. All of such expenses are being borne by the registrant unless otherwise indicated.

SEC registration fee	$45,112
Legal fees and expenses	20,000
Accounting fees and expenses	30,000
Printing and miscellaneous expenses	-
Total	$95,112

Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The Registrant has entered into indemnification agreements with each of its current directors and officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16. Exhibits

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of Avaya Holdings Corp., incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on December 15, 2017.

3.2	Certificate of Designations of the Series A Convertible Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 31, 2019.

3.3	Amended and Restated Bylaws of Avaya Holdings Corp., incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 14, 2018.

4.1	Form of Certificate of Common Stock of Avaya Holdings Corp., incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed on December 15, 2017.

5.1	Opinion of Milbank LLP as to the legality of the securities being registered.

10.1
Investment Agreement, dated as of October 3, 2019, by and between Avaya Holdings Corp. and RingCentral, Inc., incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed by Avaya Holdings Corp. on October 3, 2019).

10.2
Investor Rights Agreement, dated October 31, 2019, by and between Avaya Holdings Corp. and RingCentral, Inc., incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 31, 2019.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Milbank LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(9) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, California on the 28th day of August, 2020.

Avaya Holdings Corp.

By:	/s/ Shefali Shah
	Name:	Shefali Shah
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Shefali Shah and Sara R. Bucholtz and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date
August 28, 2020	By:	/s/ James M. Chirico, Jr.
		Name:	James M. Chirico, Jr.
		Title:	(Principal Executive Officer and Director)

August 28, 2020	By:	/s/ Kevin Speed
		Name:	Kevin Speed
		Title:	(Principal Accounting Officer)

August 28, 2020	By:	/s/ Kieran J. McGrath
		Name:	Kieran J. McGrath
		Title:	(Chief Financial Officer)

August 28, 2020	By:	/s/ Stephan Scholl
		Name:	Stephan Scholl
		Title:	Director

Date

August 28, 2020	By:	/s/ Susan L. Spradley
		Name:	Susan L. Spradley
		Title:	Director

August 28, 2020	By:	/s/ Stanley J. Sutula, III
		Name:	Stanley J. Sutula, III
		Title:	Director

August 28, 2020	By:	/s/ Scott D. Vogel
		Name:	Scott D. Vogel
		Title:	Director

August 28, 2020	By:	/s/ William D. Watkins
		Name:	William D. Watkins
		Title:	Director

August 28, 2020	By:	/s/ Jacqueline E. Yeaney
		Name:	Jacqueline E. Yeaney
		Title:	Director